                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Prentiss Properties Trust on Form S-3 (File Nos. 333-38079, 333-49295, 333-49433, 333-60785, 333-65735, 333-65793, 333-72681, 333-80735 and 333-86797)
and Form S-8 (File Nos. 333-20329 and 333-79623) of our reports dated (i) February 9, 2000 on our audits of the consolidated financial statements of Prentiss Properties Trust and (ii) February 9, 2000 on our audit of the financial statement schedule of Prentiss Properties Trust, which reports are included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Selected Financial and Operating Data."



/s/ PricewaterhouseCoopers LLP


Dallas, Texas
March 17, 2000